UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): September 30, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company advises that it has not been able to secure a sale of any its subsidiary companies at this time.

It was planned that the outgoing Chief Executive Officer would be in a position to purchase one or all of the Company's subsidiary companies through his new quoted Company but at this time, he and his Board of Directors in consultation with their controlling stockholders; have elected not to make any offers of whatsoever nature for any of the Company's subsidiary companies.

The Company is placing this on record as it is now extremely likely that these subsidiary companies will remain as Company assets for a considerable period of time.

The Company wishes to record that the acquisitions of both Trinity Mercantile Finance, Inc. and Trinity Consumer Finance, Inc. were not consummated by the Company as the Company's Board of Directors elected not to issue any further shares of the Company's Common Stock and were not therefore in a position to finance the purchase of either Trinity Mercantile Finance, Inc. and Trinity Consumer Finance, Inc.; nor provide the funding required by these two companies. The acquisition and the funding in respect of both Trinity Mercantile Finance, Inc. and Trinity Consumer Finance, Inc. was made by a third party Lender who has now elected not to sell either of these two companies to Fortress Financial Group, Inc. under any circumstances. These two companies are not, never have they been subsidiary companies of Fortress Financial Group, Inc.

ITEM 9.01                    FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits
None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

Date: September 30, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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